UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2009
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01                      Financial Statements and Exhibits

Signature

Exhibit Index

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2009, pursuant to the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Company, the Company created its Series A 10% Non-Voting Cumulative Preferred Stock (the “Preferred Stock”) by filing a Certificate of Designations with the Secretary of State of the State of Delaware.  The Preferred Stock may be redeemed by the Company at any time after the second anniversary of the date such shares were issued in cash or, at the Company’s option if certain conditions are met, in shares of Common Stock.  The Purchasers are entitled to receive cumulative dividends from the date of issuance at an annual rate of 10% of the original issue price.  Such dividends shall be payable in arrears in cash or, at the Company’s option, in shares of Common Stock if certain conditions are met, (a) first, on the earlier of (x) September 30, 2010 or (y) the last day of the calendar quarter during which the Company ceases to be contractually prohibited from paying such dividends, and thereafter (b) quarterly on the last day of each calendar quarter, until such shares of Preferred Stock are redeemed.

The foregoing description of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits are listed in the Exhibit Index following the Signature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of February 9, 2009
  ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX
Exhibit Number	Description

3.1	Certificate of Designations filed with the Secretary of State of the State of Delaware on February 3, 2009.
4.1	Specimen certificate representing Series A 10% Non-Voting Cumulative Preferred Stock.